UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐Preliminary Proxy Statement

☐Confidential, for Use of the commission Only (as permitted by Rule 14a-6 (e) (2))

☒Definitive Proxy Statement

☐Definitive Additional Materials

☐Soliciting Material Pursuant to Section 240.14a-11 (c) or Section 240.14a-12

PEAK RESORTS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒No fee required.

☐Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.

(1)Title of each class of securities to which transaction applies:

(2)Aggregate number of securities to which transaction applies:

(3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)Proposed maximum aggregate value of transaction:

(5)Total fee paid:

$

☐Fee paid previously with preliminary materials.

☐Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount previously paid:

(2)Form, Schedule or Registration Statement No.:

(3)Filing Party:

(4)Date Filed:

i

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON OCTOBER 3, 2017

Dear Peak Resorts, Inc. Stockholders:

We are pleased to invite you to attend the 2017 Annual Meeting of Stockholders of Peak Resorts, Inc. to be held on Tuesday, October 3, 2017, at 10:00 a.m., Central time at our Hidden Valley Ski Resort, located at 17409 Hidden Valley Drive, Wildwood, Missouri 63025  (the “Annual Meeting”).  At the Annual Meeting, we will ask you to consider the following matters:

1.

To elect Timothy D. Boyd, Stephen J. Mueller, Richard K. Deutsch, Stanley W. Hansen, Carl E. Kraus, Christopher S. O’Connor,  David W. Braswell and Rory A. Held to serve as the Company’s directors until the 2018 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;

2.	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2018; and
3.	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting.

Stockholders of record as of the close of business on August 16, 2017 may vote at the Annual Meeting or any postponements or adjournments of the Annual Meeting.

This Notice of Annual Meeting and the accompanying Proxy Statement and form of proxy are being made available to all stockholders entitled to vote at the Annual Meeting on or about August 23, 2017.

Your vote is important.  Whether or not you plan to attend the Annual Meeting in person, we urge you to submit your vote via the Internet, telephone or mail.

We appreciate your continued support of Peak Resorts and look forward to either greeting you in person at the Annual Meeting or receiving your proxy.

By Order of the Board of Directors,

Stephen J. Mueller
Vice President,
Chief Financial Officer and
Corporate Secretary

Wildwood, Missouri
August 23,  2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON OCTOBER 3, 2017. THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT:
http://ir.peakresorts.com

ii

PROXY STATEMENT
______________________

2017 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Tuesday,  October 3, 2017
______________________

TABLE OF CONTENTS

GENERAL INFORMATION	1
PROPOSAL 1. ELECTION OF DIRECTORS	6
CORPORATE GOVERNANCE	7
DIRECTOR COMPENSATION	11
PROPOSAL 2. RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNING FIRM	13
REPORT OF THE AUDIT COMMITTEE	14
MANAGEMENT	15
EXECUTIVE COMPENSATION	15
PRINCIPAL STOCKHOLDERS	21
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	22
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	22
WHERE YOU CAN FIND MORE INFORMATION	23
OTHER MATTERS	24

iii

PEAK RESORTS, INC.
17409 Hidden Valley Dr.
Wildwood, Missouri 63025

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON TUESday, October 3, 2017

GENERAL INFORMATION

This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors for use at the 2017 Annual Meeting of Stockholders of Peak Resorts, Inc., a Missouri corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on Tuesday, October 3, 2017 at 10:00 a.m., Central Time at our Hidden Valley Ski Resort, located at 17409 Hidden Valley Drive, Wildwood, Missouri 63025. The Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our annual report (the “Annual Report”) is first being mailed on or about August 23, 2017 to all stockholders entitled to vote at the Annual Meeting.

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this Proxy Statement.

Q:Which items will be voted on at the Annual Meeting?

A:Stockholders will vote on the following items at the Annual Meeting:

1.

To elect Timothy D. Boyd, Stephen J. Mueller, Richard K. Deutsch, Stanley W. Hansen, Carl E. Kraus, Christopher S. O’Connor, David W. Braswell and Rory A. Held to serve as the Company’s directors until the 2018 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;

2.	To ratify the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2018; and
3.	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Q:How does the Board of Directors recommend I vote on these proposals?

A:The Board of Directors recommends a vote:

1.

FOR the election of Timothy D. Boyd, Stephen J. Mueller, Richard K. Deutsch, Stanley W. Hansen, Carl E. Kraus, Christopher S. O’Connor, David W. Braswell and Rory A. Held to serve as the Company’s directors until the 2018 Annual Meeting of Stockholders, or until their successors are duly elected and qualified;  and

2.	FOR the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2018.

Q:Who pays for the proxy solicitation process?

A:Peak Resorts will pay the cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.  We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners.  In addition to soliciting proxies by mail, we expect that our directors, officers and employees may solicit proxies in person or by telephone or facsimile.  None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses.

Q:Who may vote at the Annual Meeting?

A:Only the holders of shares of our common stock, par value $0.01 per share (the “Common Stock”), and shares of our Series A Cumulative Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) of record at the close of trading on August 16, 2017 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 13,982,400 shares of Common Stock issued and outstanding, held by nine holders of record.

As of the Record Date, there were 20,000 shares of Series A Preferred Stock issued and outstanding, held by one holder of record, Cap 1 LLC. Subject to the conditions and in accordance with the terms set forth in the Certificate of Designation governing the Series A Preferred Stock, the Series A Preferred Stock is convertible into shares of Common Stock. The terms of the Series A Preferred Stock provide that as the holder, Cap 1 LLC is entitled to vote, on an as-converted basis, together with holders of our Common Stock on all matters submitted to a vote of the holders of our Common Stock. As of the Record Date, Cap 1 LLC has the right to vote the equivalent of 3,179,650 shares of Common Stock, as calculated pursuant to the conversion provisions of the Certificate of Designation (together with the outstanding shares of Common Stock on the Record Date, the “Voting Shares”).

Unless otherwise, indicated, references to “shares” throughout this Proxy statement refer to shares of our Common Stock and shares of Series A Preferred Stock. Each Voting Share is entitled to one vote on each matter at the Annual Meeting.

Q:What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:Stockholder of Record.  If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares, and the Notice was sent directly to you by Peak Resorts.

Beneficial Owner of Shares Held in Street Name.  If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice was forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow the procedures for obtaining a legal proxy from your broker, bank or other nominee. If you request a printed copy of our proxy materials by mail, your broker, bank or nominee will provide a voting instruction card for you to use.

Q:How do I vote?

A:If you are a stockholder of record, there are four ways to vote:

•	In person. You may vote in person at the Annual Meeting. The Company will give you a ballot when you arrive.
•	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card included within these proxy materials.
•	By Telephone. You may vote by proxy by calling the toll free number found on the proxy card included within these proxy materials.
•	By Mail. If you received printed proxy materials, you may vote by proxy by filling out the proxy card included within these proxy materials and returning it in the envelope provided.

If your shares are held in street name, you will receive voting instructions from your broker, bank or other nominee. You must follow the voting instructions provided by your broker, bank or other nominee in order to instruct your broker, bank or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning an instruction card, or by telephone or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from your broker, bank or other nominee.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m., Eastern Time on the day before the Annual Meeting.

Q:If I submit a proxy, how will it be voted?

A:When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder.  If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above.  If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares.  If the Annual Meeting is adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”  Timothy Boyd and Stephen Mueller have been designated as proxies by our Board of Directors.

Q:What should I do if I get more than one set of voting materials for the Annual Meeting?

A:Stockholders may receive more than one set of voting materials, including multiple proxy cards or voting instruction cards.  For example, stockholders who hold shares in more than one brokerage account may receive separate sets of voting instructions for each brokerage account in which shares are held.  Stockholders of record whose shares are registered in more than one name will receive more than one proxy card.  You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to the Annual Meeting to ensure that all of your shares are counted.

Q:Can I change my vote or revoke my proxy?

A:You may change your vote or revoke your proxy prior to the taking of the vote at the Annual Meeting.  If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:

•	entering a new vote by Internet or by telephone;
•	returning a later-dated proxy card;
•	notifying our Secretary, in writing, at Peak Resorts, Inc., 17409 Hidden Valley Drive, Wildwood, Missouri 63025; or
•	completing a written ballot at the Annual Meeting.

If you are a street name stockholder, your broker, bank or other nominee can provide you with instructions on how to change your vote.

Q:Can I attend the Annual Meeting in person?

A:You are invited to attend the Annual Meeting if you are a registered stockholder or a street name stockholder as of the close of trading on August 16, 2017, the Record Date.  In order to enter the Annual Meeting, you must present a form of photo identification acceptable to us, such as a valid driver’s license or passport.  If you hold your shares beneficially in street name, you will need to provide proof of stock ownership as of the Record Date.  Please note that since a street name stockholder is not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you follow the procedures of your broker, bank or other nominee for obtaining a legal proxy.  Please be aware that attendance at the Annual Meeting will not, by itself, revoke a proxy.

Q:How many shares must be present or represented to conduct business at the Annual Meeting?

A:At the Annual Meeting, the presence in person or by proxy of a majority of the shares issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed.  If you have returned valid proxy instructions or attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the Annual Meeting.  If there is no quorum, the chairman of the meeting or a majority of the shares present at the Annual Meeting may adjourn the Annual Meeting to another date.  Abstentions and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

Q:What are broker non-votes?

A:Broker non-votes are shares held by brokers, banks and other such holders that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients.  If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares only on Proposal 2.  Absent direction from you, your broker will not have discretion to vote on the remaining proposals.  The broker’s inability to vote with respect to the election of directors where a beneficial owner does not provide voting instructions is referred to as a “broker non-vote.”

Q:What is the voting requirement to approve each of the proposals?

A:A director nominee must receive the affirmative vote of a majority of those shares present (either in person or by proxy) and entitled to vote at the Annual Meeting. An abstention will have the effect of a vote against the nominee as to which such direction applies, but a broker non-vote will not affect the outcome of this vote.

The affirmative vote of a majority of those shares present (either in person or by proxy) and entitled to vote at the Annual Meeting is required for the approval of Proposal 2.  An abstention will have the effect of a vote against Proposal 2, but a broker non vote will not affect the outcome of this vote.

Q:Who will tabulate the votes?

A: A representative of Computershare Trust Company, N.A., your transfer agent, will serve as the Inspector of Election and will tabulate the votes at the Annual Meeting.

Q:How can I find the results of the Annual Meeting?

A:Preliminary results will be announced at the Annual Meeting.  Final results also will be published in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.  If the official results are not available at that time, we will provide preliminary voting results in the Current Report on Form 8-K and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.

Q:Will my vote be kept confidential?

A:Proxies, ballots and voting tabulations are handled on a confidential basis to protect your voting privacy.  This information will not be disclosed, except as required by law.

Q.Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

A.In accordance with the rules of the SEC, we have elected to furnish our proxy materials, including this Proxy Statement and our Annual Report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about August 23, 2017 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact of our annual meetings of stockholders.

Q:What if I need to change my mailing address?

A:You may contact our transfer agent, Computershare Trust Company, N.A., Stockholder Services, by telephone at (800) 962-4284 (toll free within the U.S.) or (781) 575-4247 (outside the U.S.), or online at https://www-us.computershare.com/Investor/, if you need to change your mailing address.

Q:What are the implications of being an “emerging growth company”?

A:We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements.  As an emerging growth company, we are permitted to provide less extensive disclosure about our executive compensation arrangements and are not required to provide our stockholders with the opportunity to vote on executive compensation or golden parachute arrangements on a non-binding advisory basis. We have elected to take advantage of scaled disclosure requirements for executive compensation and are not soliciting stockholder votes on our executive compensation.  We will remain an emerging growth company until the earlier of (i) the end of the fiscal year in which our annual revenues exceed $1.07 billion; (ii) the end of the fiscal year in which the fifth anniversary of our initial public offering occurred; (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; and (iv) the date on which we qualify as a large accelerated filer.

   Q:What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2018 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than April 25, 2018.  In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Peak Resorts, Inc.

Attn: Secretary

17409 Hidden Valley Drive

Wildwood, MO  63025

Our Amended and Restated By-Laws, as amended, (the “By-laws”) also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our By-laws provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting given by or at the direction of the Board of Directors or the persons calling the meeting pursuant to the Articles of Incorporation, (ii) otherwise properly brought before the annual meeting by or at the direction of our Board of Directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our By-laws.  To be timely for our 2018 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices (i) not earlier than July 5, 2018 and (ii) not later than August 4, 2018.

In the event that we hold our 2018 annual meeting of stockholders more than 30 days before the one-year anniversary of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

If a stockholder who has notified us of his, her or its intention to present a proposal at an annual meeting does not appear to present his, her or its proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.

Nomination of Director Candidates

You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name, qualifications, other relevant biographical information and an indication of the willingness of the proposed nominee to serve on our Board of Directors and should be directed to:

Peak Resorts, Inc.

Attn: Chair of the Nominating and Corporate Governance Committee

17409 Hidden Valley Drive

Wildwood, MO  63025

For additional information regarding stockholder recommendations for director candidates, see “Corporate Governance—Director Nominations.”

In addition, our By-laws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our By-laws. In addition, the stockholder must give timely notice to our Secretary in accordance with our By-laws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.   The By-laws also permit any stockholder to nominate a director for election pursuant to a written agreement with the Company that has been approved by the Board of Directors if that nominee meets the qualifications set forth in such written agreement.

Availability of By-laws

A copy of our By-laws is available on our website at www.peakresorts.com under the “Investors—Corporate Governance” sections of the website. You may also contact our Secretary at our principal executive offices for a copy of the relevant By-law provisions regarding the requirements for making stockholder proposals and nominating director candidates.

PROPOSAL 1. ELECTION OF DIRECTORS

Our Board of Directors currently consists of eight members, each of whom is elected to serve a one-year term. The terms of the directors, consisting of Messrs. Timothy D. Boyd, Stephen J. Mueller, Richard K. Deutsch, Stanley W. Hansen, Carl E. Kraus, Christopher S. O’Connor, David W. Braswell and Rory A. Held, will expire at the Annual Meeting.  Each has been nominated to serve as a continuing director for another one-year term.

The persons named as proxies in the accompanying proxies intend to vote, unless otherwise instructed in such proxy, “FOR” the election of Messrs. Boyd, Mueller, Deutsch, Hansen, Kraus, O’Connor, Braswell and Held as directors. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee, if any, proposed by the Board of Directors, or the Board of Directors may reduce the authorized number of directors. Each person nominated for election has agreed to serve if elected. Our Board of Directors has no reason to believe that any nominee will be unable to serve. The proxies solicited by this proxy statement may not be voted for more than eight nominees.

Director Nominees

The Board of Directors, acting upon the unanimous recommendation of the nominating and corporate governance committee, has unanimously nominated each of Messrs. Boyd, Mueller, Deutsch, Hansen, Kraus, O’Connor, Braswell and Held for election as director to serve until the 2018 annual meeting of stockholders, or until his successor has been elected and qualified, or until his earlier death, resignation or retirement.  In determining whether to nominate each of the directors, the Board of Directors and the nominating and corporate governance committee concluded that each nominee possesses individual qualifications, skills, background and talents that will enable him to contribute to the Board of Directors’ effectiveness as a whole. Mr. Held was nominated to serve as a director by Cap 1 LLC, the sole holder of the Company’s Series A Preferred Stock, pursuant to the terms of the Stockholders’ Agreement between the Company and Cap 1 LLC. The age, principal occupation and certain other information for each nominee are set forth below:

Timothy D. Boyd, age 64, is our Chief Executive Officer, President and Chairman of the Board of Directors and has served in these specific roles since Peak Resorts, Inc. was founded in 1997 as the holding company for ski resorts that Mr. Boyd developed beginning in 1982. In 1982 and 1985, he developed the Hidden Valley ski resort in St. Louis, Missouri and the Snow Creek ski resort in Kansas City, Missouri, respectively, which are now owned by the Company. Mr. Boyd has extensive experience in the operation of day ski resorts and overnight drive ski resorts, as well as snowmaking. The Board of Directors believes that this experience and his positions of Chief Executive Officer and President provide him with intimate knowledge our day-to-day operations, business and competitive environment, as well as our opportunities, challenges and risks. Mr. Boyd graduated from the University of Missouri with a Bachelor of Science degree in Education and Economics.

Stephen J. Mueller, age 69, serves as our Chief Financial Officer, Vice President, Secretary and director and has held these positions since 2001. In these positions, Mr. Mueller serves as our principal financial officer and is responsible for all financial and accounting aspects of the operations. Prior to joining the Company, Mr. Mueller was a stockholder with a firm of certified public accountants that he founded in 1991. He has also served as a partner at Touche Ross & Co. (now Deloitte & Touche LLP) and as Chief Financial Officer of an environmental services firm. While in public accounting, Mr. Mueller served a wide variety of clients in construction, service and recreation activities. Mr. Mueller received a Bachelor of Science degree in Accounting from St. Louis University. The Board of Directors selected Mr. Mueller because of his experience in finance and accounting, as well as for his in-depth knowledge of the Company.

Richard K. Deutsch, age 63, is our Vice President—Business and Real Estate Development and a director. He has served in these positions for 16 years. As the Vice President—Business and Real Estate Development, Mr. Deutsch is responsible for developing and executing our growth strategy, along with Messrs. Boyd and Mueller, and identifying and evaluating acquisition targets in both real estate development and other potential growth opportunities. The Board of Directors believes that Mr. Deutsch’s experience in real estate development and successful acquisitions in the ski industry, as well as his understanding of our operations, will be valuable in executing our growth strategy.

Stanley W. Hansen, age 75, now retired, has over 40 years of experience in the operation of ski resorts. From 2008 to 2010, Mr. Hansen served as a director of Squaw Valley Development Company, the owner and operator of the Squaw Valley ski area in Lake Tahoe, California. From 2005 to 2007, he served as Senior Vice President, Real Estate of American Skiing Company, the former publicly traded owner of numerous ski areas throughout the United States, including our Mount Snow and Attitash resorts.  Mr. Hansen formerly served as Managing Director of Mount Snow when it was owned by American Skiing Company and held several senior management positions with Heavenly Ski Resort. The Board of Directors selected Mr. Hansen because of his specialized knowledge and skills relating to the ownership and operation of ski areas, his experience relating to past ski area acquisitions and his firsthand experience in the operations of Mount Snow. Mr. Hansen graduated from San Jose State University with a Bachelor’s degree in Business Management.

Carl E. Kraus, age 70,  retired in 2012 after serving as Senior Vice President of Rayonier Inc., a publicly traded global land resources company primarily engaged in timberland management, the sale of real estate and the manufacturing of specialty fibers. In his role as Senior Vice President, Mr. Kraus was responsible for overseeing the treasury and capital markets department, investor relations and risk management, among other things. Prior to this, Mr. Kraus served as Senior Vice President of Finance and Chief Financial and Investment Officer of Kramont Realty Trust and as Senior Vice President and Chief Financial Officer of Philips International Realty Corp., both of which are former publicly traded real estate investment trusts. Mr. Kraus is also a certified public accountant and held various positions at Price Waterhouse, predecessor to PriceWaterhouseCoopers LLP.  Mr. Kraus graduated from Temple University with a Bachelor of Business Administration in Accounting. The Board of Directors selected Mr. Kraus to serve as a director because of the knowledge of public company financial reporting and accounting he has gained from his extensive experience as a senior financial officer of various publicly traded companies and as a certified public accountant, as well as his valuable insight in the areas of real estate acquisitions, investment and development.

Christopher S. O’Connor, age 58, is a Managing Director of Incapital Holdings LLC, where he has served as Head of Fixed Income and Debt Capital Markets since 2012. In 2012, he was a Managing Director of Cortview Capital Holdings Inc., where he managed the capital markets unit, and from 2009 to 2012, he served as a Managing Director of StormHarbour Partners LP. Prior to this, Mr. O’Connor was a Senior Managing Director at Bear Stearns, where he ran the Global Debt Syndicate and Capital Markets business. Mr. O’Connor is a graduate of Washington and Lee University and has a Master of Business Administration from Harvard University. He also spent five years in the U.S. Army as a Field Artillery officer. Mr. O’Connor was selected as a director because of his expertise in investment banking and capital markets that will enable him to contribute significantly in the areas of finance and strategy.

David W. Braswell, age 56,  has been a St. Louis-based partner with the law firm Armstrong Teasdale LLP since 1995. He has extensive corporate and securities law experience advising a wide range of clients from emerging businesses to Fortune 500 companies. His practice includes serving as lead counsel to corporations and their boards of directors, providing guidance on compliance and corporate governance issues, and helping them shape and execute their strategic plans and operational goals.  Mr. Braswell graduated from Washington University with a Bachelor of Science degree and from Stanford Law School with a Juris Doctorate.  Mr. Braswell was selected as a director because of his extensive experience in corporate governance, compliance and securities.

Rory A. Held, age 40, is Executive Vice President of Summer Road LLC, a New York based family office with a fundamental approach to investing in publicly traded U.S. equities. Mr. Held has held this position since April 2013. Previously, Mr. Held was a Senior Investment Analyst at Pike Place Capital, a hedge fund within the Tiedemann Investment Group, from March 2011 through March 2013. He was a Partner and Senior Analyst at SLS Management, a hedge fund, from April 2004 to May 2010. Mr. Held started his career as an analyst at Gilder, Gagnon, Howe & Co. LLC from June 2000 to March 2004. Mr. Held has significant financial, investment and public markets experience, having invested both publicly and privately, in companies in the leisure and consumer services industries.

The Board of Directors recommends that you vote FOR the election of each of the nominees named above.

CORPORATE GOVERNANCE

Director Independence

Based on the independence standards as defined by the marketplace rules of The Nasdaq Stock Market, Inc. (“Nasdaq”), the Board of Directors has determined in its business judgment that Messrs. Hansen, Kraus, O’Connor,  Braswell and Held are independent as such term is defined in the Nasdaq listing standards. In addition, each of the members of the audit committee, compensation committee and nominating and corporate governance committee meets the independence standards set forth in the SEC rules and the Nasdaq listing standards. In making these determinations, the Board of Directors has reviewed all transactions and relationships between each director (or any member of his or her immediate family) and the Company, including transactions and relationships described in the directors’ responses to questions regarding employment, business, family, and other relationships with the Company and its management, as well as those disclosed pursuant to Item 404(a) of Regulation S-K as described in “Certain Relationships and Related Party Transactions” in this Proxy Statement.  As a result of this review, the Board of Directors concluded, as to each independent director, that no relationship exists which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Board Responsibilities and Structure

The primary responsibilities of the Board of Directors are to provide oversight, counseling, and direction to our management team, who is responsible for the day-to-day operation and administration of the Company, consistent with the best interests of the Company and its stockholders. The Company’s Board of Directors acts as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the Company's stockholders.

The Board of Directors is responsible for determining the roles of the Chairman of the Board and Chief Executive Officer. Currently, Mr. Boyd serves as both the Chairman and the Chief Executive Officer. The Board of Directors recognizes that in some circumstances, there can be great value in having separate individuals serve in these positions. However, the Board of Directors believes that having Mr. Boyd serve as both Chairman and Chief Executive Officer is in the best interest of the Company and its stockholders given the unique nature of the Company’s operations, size of our business, the Company’s current management needs and Board composition, and Mr. Boyd’s position as the founder of the Company.

The Board of Directors has not designated a lead director. However, the independent directors regularly meet in executive session and appoint a presiding independent director to lead each executive session as and when deemed appropriate.

The Board of Directors believes that the current structure of the Board of Directors is working well but recognizes that no single leadership model is right for all companies and at all times, and depending on the circumstances, other leadership models may be appropriate. Accordingly, the Board of Directors, in consultation with the nominating and corporate governance committee, periodically reviews its leadership structure to ensure the proper balance is present in the Company’s current model.

As more fully described below, the Board of Directors has delegated various responsibilities and authority to different standing Board committees. These committees regularly report on their activities and actions to the full Board of Directors.

Meetings of the Board of Directors

During fiscal 2017, our Board of Directors held 13 meetings. Each of our directors attended at least 92% of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which such member served.

The Board of Directors does not have a formal policy regarding the attendance of directors at meetings of stockholders, but it encourages directors to attend each meeting of stockholders. We held our 2016 Annual Meeting of Stockholders in October 2016, which was attended by all members of the Board of Directors, except Mr. Kraus.

Board Committees

Our Board of Directors has an audit committee, a compensation committee and a nominating and corporate governance committee.

The charters for each of these committees, which have been approved by the Board of Directors, are available in the “Investors” section of the Company's website under “Corporate Governance” at www.peakresorts.com, or in print, without charge, to any stockholder who sends a request to our Secretary at Peak Resorts, Inc., 17409 Hidden Valley Drive, Wildwood, Missouri  63025.

Below is a description of each standing committee of the Board of Directors. Each of these committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

Messrs. Hansen, Kraus and O'Connor currently serve on our audit committee, with Mr. Kraus serving as the chair of the committee. Each of our audit committee members meets the requirements for independence for audit committee members under the Nasdaq listing standards and SEC rules and regulations. In addition, each member of our audit committee meets the financial literacy and sophistication requirements of the Nasdaq listing standards. The Board of Directors has determined that Mr. Kraus is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

The primary role of our audit committee is to oversee the Company's financial reporting and disclosure process. Among other things, the committee is directly responsible for (i) selecting the independent registered public accounting firm to audit our financial statements and ensuring the firm's independence; (ii) pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm; (iii) discussing the scope, strategy, problems or difficulties and results of the audit with the independent registered public accounting firm, and reviewing, with management and that firm, our annual audited financial statements, form of audit opinion on the financial statements and, when applicable, the report on the effectiveness of the Company’s internal control over financial reporting; (iv) considering the adequacy of our financial reporting processes, internal control over financial reporting and disclosure controls and procedures along with management; (v) overseeing the Company’s internal audit function; (vi) reviewing with management the Company’s risk assessment and compliance processes and procedures; (vii) developing procedures to enable submission of anonymous concerns about accounting or audit matters; and (viii) reviewing and approving related party transactions.

The audit committee held five meetings in fiscal 2017.

Compensation Committee

Messrs. Hansen,  Held and O'Connor serve as members of our compensation committee, with Mr. O'Connor serving as the chair. The Board of Directors has determined that all members of the compensation committee are independent as defined by the Nasdaq listing standards. In addition, the compensation committee consists of “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and “outside directors” within the meaning of regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended.

The committee is responsible for, among other things, (i) reviewing and approving the compensation of the Chief Executive Officer and recommending that our Board of Directors approve the compensation of all other executive officers; (ii) reviewing and making recommendations to our Board of Directors with respect to incentive compensation and equity plans and administering such plans; (iii) reviewing and approving the terms of any compensatory agreements with our executive officers; and (iv) reviewing and recommending to our Board of Directors the compensation of our directors.

The compensation committee held two meetings in fiscal 2017.

Nominating and Corporate Governance Committee

Messrs. Braswell, Hansen and Kraus serve as members of our nominating and corporate governance committee, with Mr. Hansen serving as the chair. The Board of Directors has determined that all members of the nominating and corporate governance committee are independent as defined by the Nasdaq listing standards.

Among other things, the committee is responsible for (i) determining and recommending to the Board of Directors the qualifications and criteria to be considered in selecting director nominees; (ii) identifying individuals qualified to become directors and committee members; (iii) recommending director nominees to the Board of Directors; (iv) developing and recommending approval of policies and guidelines relating to, and generally overseeing matters of, corporate governance; (v) considering matters of independence and conflicts of interest of Board members and management; and (vi) overseeing the evaluation of the Board of Directors, committees and management.

The nominating and corporate governance committee held three meetings in fiscal 2017.

Risk Management Oversight

 The Board of Directors believes that risk is inherent in innovation and the pursuit of long-term growth opportunities. The Company’s management is responsible for day-to-day risk management activities. The Board of Directors, acting directly and through its committees, is responsible for the oversight of the Company’s risk management practices. The Board of Directors’ role in the Company’s risk oversight process includes regular review of information from management regarding the areas of material risk to the Company. A description of certain material risks affecting the Company can be found in our Annual Report on Form 10-K for the year ended April 30, 2017.

The compensation committee is responsible for overseeing the management of risks relating to the Company’s executive compensation program. The audit committee oversees management of financial and information technology risks, as well as potential risks associated with related party transactions. The nominating and corporate governance committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest, other than those with respect to related party transactions. Each committee reports regularly to the full Board of Directors on its activities. In addition, the Board of Directors participates in regular discussions with the Company’s management on many core subjects, including strategy, operations, finance, and legal and public policy matters, in which risk oversight is an inherent element.

Director Nominations

Our nominating and corporate governance committee is responsible for identifying, recruiting, evaluating and recommending to the Board of Directors nominees for membership on the Board of Directors and committees of the Board of Directors. The goal of this process is to maintain and further develop a highly qualified Board of Directors consisting of members with experience and expertise in areas of importance to our Company. Candidates may come to our attention through current members of our Board of Directors, professional search firms, stockholders or other persons.

The nominating and corporate governance committee recommends to the Board of Directors all nominees to be proposed by the Board of Directors for election by the stockholders and recommends all director nominees to be appointed by the Board of Directors to fill director vacancies. The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of stockholders.

In evaluating candidates, the nominating and corporate governance committee will consider a candidate’s judgment, skills, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to the Board of Directors.

The nominating and corporate governance committee will also consider the current size and composition of the Board of Directors, the needs of the Board of Directors and its committees and the potential independence of director candidates under relevant Nasdaq and SEC rules.

Although the Board of Directors does not maintain a specific policy with respect to Board diversity, the nominating and corporate governance committee considers each candidate in the context of the membership of the Board of Directors as a whole, with the objective of including an appropriate mix of viewpoints and experience among members of the Board of Directors reflecting differences in professional background, education, skill and other individual qualities and attributes.

Although the nominating and corporate governance committee does not specifically solicit suggestions for possible director candidates from stockholders, it will consider candidates recommended by stockholders who meet the criteria discussed above and set by the nominating and corporate governance committee, with the concurrence of the full Board of Directors.

Any stockholder recommendations proposed for consideration by the nominating and corporate governance committee should be in writing and delivered to Peak Resorts, Inc., Attn: Chair of the Nominating and Corporate Governance Committee, 17409 Hidden Valley Drive, Wildwood, Missouri  63025. Submissions must include the following information, among other information described more specifically in our By-laws, with respect to each candidate:

•	name, age, business address and residence address of the candidate;
•	principal occupation or employment of the candidate;
•	class or series and number of shares of capital stock of the corporation which are owned beneficially or of record by the candidate;
•

any other information relating to the candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act;

•

a description of all arrangements or understandings between the nominating stockholder and each candidate and any other person or persons (including their names) pursuant to which the nomination is to be made by such stockholder; and

•	a consent of the candidate nominee to be named in the proxy statement and consent to serve as a director if elected.

All proposals of stockholders that are intended to be presented by such stockholder at the annual meeting of stockholders, including the nomination of a director candidate, must be received by us no later than the deadline specified in our By-laws.

In addition, the By-laws permit any stockholder to nominate a director for election pursuant to a written agreement with the Company that has been approved by the Board of Directors if that nominee meets the qualifications set forth in such written agreement.

The above description of the procedure required for a stockholder to propose nominees to our Board of Directors is a summary only, and stockholders wishing to propose a nominee to our Board of Directors are advised to review our By-laws in detail, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. A copy of our By-laws is available on our website at www.peakresorts.com under the “Investors—Corporate Governance” section of the website. You may also contact our Secretary at our principal executive offices for a copy of the relevant By-law provisions regarding the requirements for nominating director candidates.

Please also see “General Information— What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”

Compensation Committee Interlocks and Insider Participation

None of the individuals who served on our compensation committee during fiscal 2017 is serving or has served our Company or any of our subsidiaries as an officer or employee. In addition, none of our executive officers serves as a member of the Board of Directors or compensation committee of any entity which has one or more executive officers serving as a member of our Board of Directors or compensation committee.

Communications with the Board of Directors

Any stockholder or other interested party who wishes to communicate with the Board of Directors or any of its members may do so by writing to: Board of Directors (or one or more named directors), c/o Secretary, Peak Resorts, Inc., 17409 Hidden Valley Drive, Wildwood, Missouri 63025.

Our Secretary, in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications and, if appropriate, all such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chairman of our Board of Directors.

Code of Conduct and Business Ethics

The Board of Directors has adopted a Code of Conduct and Business Ethics applicable to all employees, including executive officers, and directors. A copy of the Code of Conduct and Business Ethics is available in the “Investors” section of the Company’s website under “Corporate Governance” at www.peakresorts.com Any amendments to the Code of Conduct and Business Ethics, or any waivers of its requirements, will be disclosed on our website and reported to the SEC, as may be required.

DIRECTOR COMPENSATION

We do not provide separate compensation to any director who is also an employee of the Company, including Messrs. Boyd, Mueller and Deutsch. Currently, our non-employee directors receive an annual retainer of $75,000, half of which is payable in cash and half of which is payable in restricted stock units (“RSUs”) pursuant to the Company’s 2014 Equity Incentive Plan (the “Incentive Plan”) discussed elsewhere in this Proxy Statement. The chair of the audit committee receives an additional annual cash retainer fee of $10,000, and the chairs of each of the compensation and nominating and corporate governance committees receive an additional annual cash retainer fee of $5,000. We reimburse our directors for reasonable travel expenses incurred in attending the Board and committee meetings.

In fiscal 2017, the Board of Directors established a special committee to evaluate potential financing alternatives and advise the Board of Directors in connection with the private placement of the Company’s Series A Preferred Stock in November 2016. Messrs. Hansen, Kraus, O’Connor and Braswell served on the special committee, and each of them received a one-time fee of $15,000. As chair of the special committee, Mr. Kraus, received an additional one-time fee of $3,750. The special committee held eight meetings in fiscal 2017.

RSUs granted to the non-employee directors are granted the day following the Company’s annual meeting of stockholders at which directors are elected and are valued based on the closing price of the Company’s Common Stock on the date of grant.  The RSUs represent the right to receive (i) the number of shares of Common Stock underlying the RSUs or (ii) as may be elected by the compensation committee, cash equal to the closing sale price per share of Common Stock on the trading day immediately prior to the distribution date times the number of shares underlying the RSUs. The RSUs will vest in full one year from the date of grant provided that the director is serving on the Board of Directors at that time. Vested RSUs will be distributed to the director on the date that is six months after the day the director’s service on the Board of Directors terminates for any reason.

The compensation committee of the Board of Directors annually reviews our non-employee director compensation program, and in connection with its most recent annual review, concluded that the compensation for non-employee directors is adequate.

The table below provides information concerning the compensation of our non-employee directors for fiscal 2017:

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Units ($)(2)	Total ($)
Stanley W. Hansen	57,500	37,495	94,995
Carl E. Kraus	66,250	37,495	103,745
Christopher S. O’Connor	57,500	37,495	94,995
David W. Braswell	52,500	37,495	89,995
Rory A. Held (1)	18,493	36,678	55,171

(1)

Mr. Held was appointed to the Board of Directors on November 2, 2016 upon the nomination of Cap 1 LLC pursuant to the terms of the Stockholders’ Agreement between the holder and the Company, and upon the recommendation of the nominating and corporate governance committee. Mr. Held serves as Executive Vice President and Portfolio Manager of Summer Road LLC, which serves as a family office and provides investment management services to Cap 1 LLC. Pursuant to an arrangement between Mr. Held and Summer Road LLC, any compensation that would otherwise be payable to Mr.

Held for his services as a director of the Company will be paid directly to Summer Road LLC as his employer. Mr. Held’s fiscal 2017 compensation was pro-rated from the date of his appointment.
(2)

The amounts disclosed in this column represent the full grant date fair value of the RSUs granted during fiscal 2017. Messrs. Hansen, Kraus, O’Connor and Braswell were each granted a total of 7,731 RSUs on October 25, 2016 in connection with their election to the Board of Directors at the Company’s 2016 Annual Meeting of Stockholders. Summer Road LLC was granted 8,630 RSUs on November 7, 2016 in connection with Mr. Held’s appointment to the Board of Directors on November 2, 2016. These amounts were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718.  The Company uses the closing share price of the Common Stock on the date of grant in determining the estimated fair value of the equity instruments.  The aggregate number of RSUs held by each of the non-employee directors at April 30, 2017, the end of the Company’s fiscal year, included the following: (i) 22,788 RSUs held by each of Messrs. Hansen, Kraus and O’Connor; (ii) 11,244 RSUs held by Mr. Braswell; and (iii) 8,630 RSUs held by Summer Road LLC as Mr. Held’s employer.

PROPOSAL 2. RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNING FIRM

RSM US LLP has acted as our independent registered public accounting firm since 2011.  The audit committee selected and approved the engagement of RSM US LLP to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ended April 30, 2018.  The audit committee has further directed that the Board of Directors submit the selection of RSM US LLP to act as our independent registered public accounting firm and to audit our consolidated financial statements for the fiscal year ending April 30, 2018 for ratification by the stockholders at the Annual Meeting.  RSM US LLP expects to have a representative at the Annual Meeting who will have the opportunity to make a statement and who will be available to answer appropriate questions.

Neither the Company’s By-laws nor other governing documents of the Company or applicable law require stockholder ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm.  However, the audit committee is submitting the selection of RSM US LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain RSM US LLP.  It is understood that even if the selection is ratified, the audit committee, in its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders.

Independent Registered Public Accounting Firm’s Fees

The aggregate fees, including expenses, of RSM US LLP for the fiscal years ended April 30, 2017 and April 30, 2016 are as follows:

5
	2017	2016

Audit Fees(1)	$236,739	$250,176
Audit-Related Fees	$0	$0
Tax Fees	$0	$0
All Other Fees	$0	$0

________

(1)Audit Fees consist of professional services rendered in connection with the audit of our consolidated financial statements and review of our quarterly consolidated financial statements. Fees for 2016 also consisted of additional audit procedures related to the Company’s acquisition of its Hunter Mountain resort.

Audit Committee Pre-Approval Policies and Procedures

The charter of the audit committee provides that the audit committee will pre-approve all audit services and permitted non-audit and tax services to be provided by our independent registered public accounting firm. All fees paid to RSM US LLP for fiscal 2017 and fiscal 2016 were pre-approved by the audit committee in accordance with its responsibilities.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF RSM US LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING APRIL 30, 2018

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the Board of Directors comprised solely of independent directors as required by the listing standards of the Nasdaq Stock Market and rules and regulations of the SEC. The audit committee operates under a written charter approved by the Company’s Board of Directors, which is available on the Company’s web site at http://ir.peakresorts.com. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee reviews and assesses the adequacy of its charter and the audit committee’s performance on an annual basis.

With respect to the Company’s financial reporting process, the Company’s management is responsible for (i) establishing and maintaining internal controls and (ii) preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, RSM US LLP, is responsible for auditing these financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare the Company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•	reviewed and discussed the audited financial statements with management and RSM US LLP;
•	discussed with RSM US LLP the matters required to be discussed by Auditing Standard No. 1301; and
•

received the written disclosures and the letter from RSM US LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with RSM US LLP its independence.

Based on the audit committee’s review and discussions with management and RSM US LLP, the audit committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended April 30, 2017 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the Board of Directors:

Carl E. Kraus (Chair)

Stanley W. Hansen

Christopher S. O'Connor

 This report of the audit committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

MANAGEMENT

The Company’s executive officers are set forth in the table below:

Im
Name	Age	Position
Timothy D. Boyd	64	Chief Executive Officer, President, Chairman of the Board
Stephen J. Mueller	69	Chief Financial Officer, Vice President, Secretary, Director
Richard K. Deutsch	63	Vice President—Business and Real Estate Development, Director

For biographical information about Messrs. Boyd, Mueller, and Deutsch, see “Proposal 1. Election of Directors—Director Nominees” above.

As previously disclosed by the Company, effective October 3, 2017 following the Annual Meeting, Mr. Mueller will step down from his positions as Chief Financial Officer and Secretary of the Company as part of the Company’s succession planning. He will continue to serve on our Board of Directors if elected at the Annual Meeting and will retain his role as Executive Vice President. In this position, Mr. Mueller will be responsible for assisting the new Chief Financial Officer with financial reporting matters as needed to effect a smooth transition and working on projects and assignments as directed by the President of the Company, such as evaluating and analyzing potential acquisitions and consulting with respect to the Company’s growth strategy and business planning. The terms of Mr. Mueller’s compensation in this new role are described below.

The Board of Directors has appointed Christopher J. Bub to assume the position of Secretary, Vice President and Chief Financial Officer upon Mr. Mueller’s transition in October. Mr. Bub, 38, currently serves as our Vice President and Chief Accounting Officer and will retain the Chief Accounting Officer position upon his appointment to Chief Financial Officer. Before joining the Company as corporate controller in June 2015, he served as senior director of finance for Nortek Global HVAC, formerly NORDYNE LLC, a manufacturer of heating and cooling equipment.  Prior to joining the company, he held a variety of managerial and leadership positions at The Boeing Company, the world’s largest aerospace company and leading manufacturer of commercial airplanes and defense, space and security systems, and Deloitte & Touche, LLP, a leading professional service firm.  Mr. Bub is a registered Certified Public Accountant. He earned Bachelor of Science and Master of Accountancy degrees at the University of Missouri.

Executive Compensation

Processes and Procedures for Compensation Decisions

The compensation committee of our Board of Directors is tasked with, among other things, setting compensation for our executive officers, including the named executive officers identified below, evaluating and recommending compensation plans and programs to our Board of Directors and awards under those plans, and administering our Incentive Plan. Various members of management and other employees as well as outside advisors are invited from time to time by the compensation committee to make presentations, to provide financial or other background information or advice or to otherwise participate in meetings.

The compensation committee has the authority to retain outside advisors and consultants in its evaluation and determination of executive and director compensation and has done so in the past. Upon engaging advisors and consultants, the compensation committee has assessed the independence of such advisors and consultants and has concluded that no conflicts of interest existed that would prevent such advisors and consultants from providing independent and objective advice. The compensation committee did not retain the services of a compensation consultant during fiscal 2017.

The compensation committee has the authority to delegate any of its responsibilities to one or more subcommittees as it deems appropriate.

2017 Summary Compensation Table

As an "emerging growth company," we have opted to comply with the executive compensation rules applicable to "smaller reporting companies," as such term is defined under the Securities Act,  which require compensation disclosure for our principal executive officer and the two most highly compensated executive officers other than our principal executive officer. The following table sets forth all compensation paid to our named executive officers for the fiscal years ending April 30, 2017 and 2016. Columns otherwise required by SEC rules are omitted where there is no amount to report.

Name and Principal Position	Year	Salary	All Other Compensation(1)	Total
Timothy D. Boyd,	2017	$442,000	$8,391	$450,391
Chief Executive Officer and President	2016	$442,000	$9,443	$451,443
Stephen J. Mueller,	2017	$416,000	$6,949	$422,949
Chief Financial Officer, Vice President and Secretary	2016	$416,000	$6,823	$422,823
Richard K. Deutsch,	2017	$416,000	$—	$416,000
Vice President—Business and Real Estate Development	2016	$416,000	$—	$416,000

(1)All Other Compensation consists of, for Mr. Boyd, the imputed value of group term life insurance premiums paid on his behalf in 2016 and for Messrs. Boyd and Mueller, also includes an allowance for personal automobile usage for fiscal 2017and 2016.

For fiscal 2017, Messrs. Boyd, Mueller and Deutsch were compensated pursuant to the terms of their employment agreements, as more fully described below.

The named executive officers do not have any outstanding restricted stock, stock options or other rights to purchase our securities.

Employment Agreements

Effective June 1, 2014, the Company entered into an Executive Employment Agreement (each, an "Agreement") with each of Messrs. Boyd, Mueller and Deutsch (each, an "Executive"). Pursuant to their respective Agreements, Messrs. Boyd, Mueller and Deutsch are paid the following base salaries, not to be lowered during the term of the Agreements and to be reviewed annually by the Board of Directors: Mr. Boyd—$442,000; Mr. Mueller—$416,000; and Mr. Deutsch—$416,000.

Each Agreement provides that the Executive shall be eligible to participate in any incentive, equity or other compensation plans that the Company may implement relative to executive officers and to receive cash, equity or other awards as the Board of Directors deems appropriate, in its discretion. Furthermore each Executive shall be eligible to participate in other benefit plans and receive perks on the same terms as other senior executives of the Company. The Company will provide each Executive with a travel and entertainment budget that is reasonable in light of his position and responsibility and reimburse the Executive for such expenses upon receipt of appropriate documentation.

The term of each Agreement is three years and shall be automatically renewed for successive one-year periods unless, no later than 60 days before the expiration of the term, either party gives the other written notice of non-renewal. Each of the Agreements automatically renewed on June 1, 2017.

Each Agreement contains non-competition and non-solicitation provisions that endure for a period of two years following the Executive's termination of employment with the Company. The Company will indemnify the Executive in connection with legal proceedings against the Executive in his capacity as a director, officer or employee of the Company to the fullest extent permitted by the Company's amended and restated articles of incorporation and By-laws.

Each of the Agreements governing the compensation of Messrs. Boyd, Mueller and Deutsch contain provisions providing for the payments due to the Executives upon termination or a change in control.

The Company may terminate each Agreement at any time for cause, which is defined as: (i) any conduct related to the Company involving gross negligence, gross mismanagement, or the unauthorized disclosure of confidential information or trade secrets; (ii) dishonesty or a violation of the Company's Code of Conduct and Business Ethics that has resulted or reasonably could be expected to result in, a detrimental impact on the reputation, goodwill or business position of the Company; (iii) gross obstruction of business operations or illegal or disreputable conduct by Executive that impairs or reasonably could be expected to impair the reputation, goodwill or business position of the Company, and any acts that violate any policy of the Company relating to discrimination or harassment; (iv) commission of a felony or a crime involving moral turpitude or the entrance of a plea of guilty or nolo contedere to a felony or a crime involving moral turpitude; or (v) any action involving a material breach of the terms of the Agreement, including material inattention to or material neglect of duties that Executive shall not have remedied within 30days after receiving written notice from the Board of Directors specifying the details thereof.

In the event of a termination for cause, Executive shall be entitled to receive only Executive's then-current base salary through the date of such termination. Further, in the event of such a termination for cause, Executive shall not be entitled to receive any bonus payment for the year of termination or subsequent years under any plan in which Executive is then participating or any unvested shares or portion of any equity grant not yet vested made under any equity compensation plan of the Company ("Unvested Equity Grants").

The Company may also terminate each Agreement at any time without cause, as defined above. In the event of such termination without cause, Executive shall be entitled to receive Executive's then-current base salary through the effective date of such termination. Upon execution of a mutual release, Executive shall also be entitled to (i) if entitled to receive a bonus, a pro-rated bonus for the portion of the Company's fiscal year through the effective date of such termination, which prorated bonus shall, if applicable, be based on applying the level of achievement of the performance to Executive's target bonus for the year of such termination, payable in a lump sum at the same time as bonuses are paid to the Company's senior executives generally (the "Pro-Rated Bonus"); and (ii) 24 months of Executive's then-current base salary, payable in a lump sum. In addition, provided that both parties have signed a mutual release, all Unvested Equity Grants, if any, shall automatically become fully vested upon termination.

Under each Agreement, Executive may terminate the Agreement at any time for good reason, which means (i) the Company has breached its obligations under the Agreement in any material respect; (ii) the Company has decreased Executive's then-current base salary; and/or (iii) the Company has effected a material diminution in Executive's reporting responsibilities, authority, or duties as in effect immediately prior to such change; provided, however, that Executive shall not have the right to terminate the Agreement for good reason unless: (A) Executive has provided written notice to the Company of Executive's intent to terminate the Agreement under this provision and identify the specific condition Executive believes to constitute good reason; (B) the Company has been given at least 30 days after receiving such notice to cure such condition; and (C) the Company fails to reasonably cure the condition. In such event, provided that Executive and the Company have executed a mutual release, Executive shall be entitled to receive (i) Executive's then-current base salary through the effective date of such termination; (ii) if entitled to receive a bonus; a Pro-Rated Bonus; and (iii) 24 months of Executive's then-current base salary, payable in a lump sum. In addition, provided that the mutual release has been executed, all Unvested Equity Grants, if any, shall automatically become fully vested upon termination.

Executive may also terminate the Agreement at any time without good reason by giving the Company at least thirty 30 days' prior written notice. In such event, Executive shall be entitled to receive only Executive's then-current base salary through the date of termination.

In the event that Executive becomes totally and permanently disabled, the Company shall have the right to terminate the Agreement upon written notice to Executive. In the event of such termination due to disability, Executive shall be entitled to receive Executive's then-current base salary through the date of such termination. Additionally, upon execution of a mutual release, Executive shall be entitled to (i) if entitled to receive a bonus, a Pro-Rated Bonus; and (ii) Executive's then-current base salary, net of short-term disability payments remitted to Executive by the Company pursuant to the Company's short-term disability plan, through the earlier of (A) the scheduled expiration date of the Agreement (but in no event less than 12 months from the date of disability) or (B) the date on which Executive's long-term disability insurance payments commence. In addition, all Unvested Equity Grants, if any, shall automatically become fully vested upon termination.

The Agreement shall automatically terminate upon the death of Executive. In such event, Executive's personal representative shall be entitled to receive Executive's then-current base salary through such date of termination. Upon execution of a mutual release between the Company and Executive's personal representative, Executive's personal representative shall be entitled to a Pro-Rated Bonus, if entitled to receive a bonus. In addition, all Unvested Equity Grants, if any, shall automatically become fully vested upon termination.

Upon Executive's termination without cause or for good reason, the Company agrees to pay Executive, in a lump sum, one year's COBRA premiums for continuation of health and dental coverage in existence at the time of such termination.

In the event of a termination of Executive's employment by the Company without cause or notice by the Company of non-renewal of the Agreement, all within 365 days of a consummation of a change in control of the Company and provided that Executive and the Company execute a mutual release, Executive shall be entitled to receive (i) Executive's then-current base salary through the effective date of such termination or non-renewal; (ii) if entitled to receive a bonus, a Pro-Rated Bonus; (iii) a lump sum payment equal to 24 months of Executive's then-current base salary plus an amount equal to the cash bonus paid to Executive in the prior calendar year, if any; and (iv) full vesting of all Unvested Equity Grants, if any.

A change in control shall mean an event or series of events by which: (A) any person or group becomes the beneficial owner, directly or indirectly, of 35% or more of the equity securities of the Company entitled to vote for members of the Board of Directors or equivalent governing body of the Company on a fully-diluted basis; or (B) during any period of 24 consecutive months, a majority of the members of the Board of Directors or other equivalent governing body of the Company cease to be composed of individuals (1) who were members of that Board of Directors or equivalent governing body on the first day of such period; (2) whose election or nomination to that Board of Directors or equivalent governing body was approved by individuals referred to in clause (1) above constituting, at the time of such election or nomination, at least a majority of that Board of Directors or equivalent governing body; or (3) whose election or nomination to that Board of Directors or other equivalent governing body was approved by individuals referred to in clauses (1) and (2) above constituting, at the time of such election or nomination, at least a majority of that Board of Directors or equivalent governing body (excluding, in the case of both clause (2) and clause (3), any individual whose initial nomination for, or assumption of office as, a member of that Board of Directors or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors); or (C) any person or two or more persons acting in concert shall have acquired, by contract or otherwise, control over the equity securities of the Company entitled to vote for members of the Board of Directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) representing 51% or more of the combined voting power of such securities; or (D) the Company sells or transfers (other than by mortgage or pledge) all or substantially all of its properties and assets to, another person or group.

On August 15, 2017, the Company and Mr. Mueller executed an Executive Employment Agreement (the “EVP Agreement”) that will govern the terms of Mr. Mueller’s compensation as Executive Vice President after stepping down from the position of Chief Financial Officer, effective as of October 3, 2017. The EVP Agreement terminates on October 2, 2020 unless earlier terminated. As Executive Vice President, Mr. Mueller will receive a base salary of $225,000, $200,000 and $175,000 for the first, second and third year of the EVP Agreement, respectively. He will be eligible to participate in incentive, equity or other compensation plans on the same terms as executive officers. Any bonus shall be at the sole discretion of the compensation committee.

In the event of a termination for cause, as defined in the Agreements discussed above, Mr. Mueller shall be entitled to receive only his then-current base salary through the date of termination. The Company may also terminate the EVP Agreement at any time without cause. In the event of such termination without cause, Mr. Mueller shall be entitled to receive his then-current base salary through the effective date of such termination. Upon execution of a mutual release, Mr. Mueller shall also be entitled to (i) if entitled to receive a bonus, the Pro-Rated Bonus; and (ii) the lesser of (A) the remaining amount of base salary due to Mr. Mueller under the EVP Agreement notwithstanding his termination or (B) 30 months of his base salary due notwithstanding his termination, payable in a lump sum. In addition, provided that both parties have signed a mutual release, all Unvested Equity Grants, if any, shall automatically become fully vested upon termination.

Under the EVP Agreement, Mr. Mueller may terminate his employment at any time for good reason, as defined in the Agreements discussed above. Provided that he and the Company have executed a mutual release, he shall be entitled to receive (i) his then-current base salary through the effective date of such termination; (ii) if entitled to receive a bonus; a Pro-Rated Bonus; and (iii) the lesser of (A) the remaining amount of base salary due to Mr. Mueller under the EVP Agreement notwithstanding his termination or (B) 30 months of his base salary due notwithstanding his termination, payable in a lump sum. In addition, provided that the mutual release has been executed, all Unvested Equity Grants, if any, shall automatically become fully vested upon termination.

Mr. Mueller may also terminate the Agreement at any time without good reason by giving the Company at least 30 days' prior written notice. In such event, Mr. Mueller shall be entitled to receive only his then-current base salary through the date of termination.

Upon Mr. Mueller’s termination without cause or for good reason, the Company agrees to pay him, in a lump sum, one year's COBRA premiums for continuation of health and dental coverage in existence at the time of such termination.

The terms governing termination of Mr. Mueller’s employment in the event of his total and permanent disability, death are the same as those described above in the discussion of the Agreements.

In the event of a termination of Mr. Mueller’s employment by the Company without cause  or by Mr. Mueller for good reason, all within 180 days of a consummation of a change in control of the Company, and provided that Mr. Mueller and the Company execute a mutual release, Mr. Mueller shall be entitled to receive (i) his then-current base salary through the effective date of such termination; (ii) if entitled to receive a bonus, a Pro-Rated Bonus; (iii) a lump sum payment equal to 30 months of his then-current base salary plus an amount equal to the cash bonus paid to Mr. Mueller in the prior calendar year, if any; and (iv) full vesting of all Unvested Equity Grants, if any.

For purposes of the EVP Agreement, a change in control shall mean an event or series of events by which: (A) any person or group becomes the beneficial owner, directly or indirectly, of 51% or more of the equity securities of the Company entitled to vote for members of the Board or equivalent governing body of the Company on a fully-diluted basis; (B) a majority of members of the Company’s Board of Directors is replaced during any 12-month period by members of the Board of Directors whose appointment or election is not endorsed by a majority of the members of the Company’s Board of Directors prior to the date of the appointment or election; (C) any person or two or more persons acting in concert shall have acquired, by contract or otherwise, control over the equity securities of the Company entitled to vote for members of the Board or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) representing 51% or more of the combined voting power of such securities; or (D) the Company sells or transfers (other than by mortgage or pledge) all or substantially all of its properties and assets to, another person or group.

The non-competition, non-solicitation and indemnification provisions of Mr. Mueller’s EVP Agreement are substantially the same as those contained in the Agreements, as discussed above.

Tax Considerations

In the past, we have not taken into consideration the tax consequences to employees and the Company when considering types and levels of awards and other compensation granted to executives and directors; however, we anticipate that the compensation committee will consider these tax implications when determining executive compensation in the future.

Compensation Recoupment Policy

Our Board of Directors has adopted a compensation recoupment policy that applies to the Company's current and former executive officers. The policy provides that in the event the Company is required to prepare an accounting restatement due to the material non-compliance of the Company with any financial reporting requirement under the laws and regulations of the SEC, the Company will recover from any current or former executive officer who received cash bonuses, equity awards or other incentive-based compensation during the three-year period preceding the date on which the Company is required to prepare an accounting restatement, based on the erroneous data, the excess paid to the executive officer due to the erroneous data.

Incentive Plan

We have reserved and registered a total of 559,296 shares of our Common Stock for issuance pursuant to the Incentive Plan. As of the date of this Proxy Statement, a total of 463,842 shares remain available for issuance under the Incentive Plan, subject to adjustments.  We may grant Incentive Plan awards to our officers, including our named executive officers, employees, directors, independent contractors and consultants. Participants will be eligible to receive options, stock appreciation rights (“SARs”), restricted stock, RSUs, other stock-based awards, stock bonuses and cash awards, provided that we may grant incentive stock options only to employees.

The Incentive Plan is generally administered by the compensation committee of our Board of Directors. Subject to the provisions of the Incentive Plan, the compensation committee has the discretion to determine the persons to whom and the times at which awards are granted, the sizes of such awards and all of their terms and conditions. The compensation committee has the authority to construe and interpret the terms of the Incentive Plan and awards granted under it.

All awards will be evidenced by a written agreement between us and the holder of the award and may include any of the following:

•

Options.  We may grant nonstatutory stock options or incentive stock options, each of which gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to purchase a number of shares of our Common Stock at an exercise price equal to the fair market value of our Common Stock on the date of grant, or in the case of incentive stock options, an exercise price no less than 110% of the fair market value of our Common Stock on the date of grant.

•

SARs.  A SAR gives its holder the right, during a specified term (not exceeding 10 years) and subject to any specified vesting or other conditions, to receive the appreciation in the fair market value of our Common Stock between the date of grant of the award and the date of its exercise. We may pay the appreciation in shares of our Common Stock or in cash, or a combination of Common Stock or cash.

•

Restricted stock.  The compensation committee may grant restricted stock awards either as a bonus or as a purchase right at such price as it determines. Shares of restricted stock remain subject to forfeiture until vested, based on such terms and conditions as the compensation committee specifies. Holders of restricted stock will have the right to vote the shares and to receive any dividends paid, except that the dividends may be subject to the same vesting conditions as the related shares.

•

RSUs.  RSUs represent rights to receive shares of our Common Stock (or their value in cash) at a future date without payment of a purchase price, subject to vesting or other conditions specified by the compensation committee. Holders of RSUs have no voting rights or rights to receive cash dividends unless and until shares of Common Stock are issued in settlement of such awards. However, the compensation committee may grant RSUs that entitle their holders to dividend equivalent rights.

•

Other stock-based awards, cash-based awards and stock bonuses.  The compensation committee may grant other stock-based awards, stock bonuses or other cash-based awards that are subject to vesting or other conditions specified by the compensation committee. Settlement of other stock-based awards may be in cash or shares of our Common Stock, as determined by the compensation committee. The compensation committee may grant dividend equivalent rights with respect to other stock-based awards.

In the event a change in control as described in the Incentive Plan occurs and a participant's employment is terminated within 12 months following the change in control, then (i) any unvested or unexercisable portion of any award carrying a right to exercise shall become fully vested and exercisable; and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an award shall lapse, such awards shall be deemed fully vested, and any performance conditions imposed with respect to such awards shall be deemed to be fully achieved.

The Incentive Plan will continue in effect until it is terminated by the Board of Directors, provided, however, that all awards will be granted, if at all, within 10 years of its effective date. The Board of Directors may amend, alter or terminate the Incentive Plan, provided that without stockholder approval, the Incentive Plan cannot be amended to effect any other change that would require stockholder approval under any applicable law or listing rule.

Annual Incentive Plan

On January 10, 2017, upon the recommendation of the compensation committee, the Board of Directors of the Company adopted the Peak Resorts, Inc. Annual Incentive Plan (the “AIP”) pursuant to which leadership employees, including the Company’s named executive officers, are eligible to receive annual bonuses upon the satisfaction of certain performance goals.

Target bonuses (each, a “Target Bonus”) for employees are based on a percentage of base salary, which for the Company’s named executive officers are as follows: (i) 50% of base salary for Mr. Boyd as Chief Executive Officer; and (ii) 40% of base salary for each of Messrs. Mueller and Deutsch as Executive Vice Presidents. The amount of a Target Bonus eligible for payment (the “Eligible Bonus”) will depend on the Company’s achievement of its Reported EBITDA goals, as follows, with amounts pro-rated if results fall between the threshold, target and maximum payout levels (for purposes of the AIP, Reported EBITDA is defined as net income before interest, income taxes, depreciation and amortization, gain on sale leaseback, investment income, other income or expense and other non-recurring items, exclusive of the cost under the AIP):

Reported EBITDA Achievement	Percentage of Target Bonus Eligible for Payment (Eligible Bonus)
Below 85% of Reported EBITDA Goal	0%
85% of Reported EBITDA Goal	25%
100% of Reported EBITDA Goal	100%
120% of Reported EBITDA Goal	200%

The amount of the Eligible Bonus ultimately paid will depend on the named executive officer’s individual performance evaluation, which will be conducted and determined by the independent members of the Board of Directors for each named executive officer, and will be calculated as follows:

	Unsatisfactory	Needs Improvement (percentage to be determined by Board of Directors)	Meeting Expectations
Percentage of Eligible Bonus Paid	0%	25%-75%	100%

Bonuses earned will be paid following completion of the audited financial results for the prior fiscal year. Except in the case of death or long-term disability, employees whose employment ends prior to the bonus payment date will not be eligible to receive a bonus. In the sole discretion of the Board, up to 50% of any bonuses earned may be paid in RSUs of the Company under the Incentive Plan.

No AIP awards were earned in fiscal 2017, as the Company did not reach the minimum EBITDA goals required for the issuance of awards pursuant to the AIP.

PRINCIPAL STOCKHOLDERS

The following table sets forth as of August 7, 2017 certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) each of the named executive officers and directors; (ii) all executive officers and directors as a group; and (iii) each person known by the Company to beneficially own more than 5% of the Company’s Common Stock based on certain filings made under Section 13 of the Exchange Act. All such information provided by the stockholders who are not executive officers or directors reflects their beneficial ownership as of the dates specified in the relevant footnotes to the table. The table includes shares that may be acquired within 60 days of August 7, 2017. Unless otherwise noted, these persons, to our knowledge, have sole voting and investment power over the shares listed, and the principal address for the stockholders is c/o Peak Resorts, Inc., 17409 Hidden Valley Drive, Wildwood, Missouri 63025.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
Greater than 5% Stockholders:
CAP 1 LLC and related persons (1) 14000 Quail Springs Parkway, Suite 2200 Oklahoma City, Oklahoma 73134	7,925,168	39.86%
American Financial Group, Inc. (2) Great American Insurance Tower, 301 East Fourth Street Cincinnati, Ohio 45202	1,245,986	8.91%
Rutabaga Capital Management. LLC (3) 1716 Corporate Landing Parkway Virginia Beach, Virginia 23454	1,251,976	8.95%
Executive Officers and Directors:
Timothy D. Boyd (4)	1,274,300	9.11%
Stephen J. Mueller (5)	489,100	3.50%
Richard K. Deutsch (6)	483,400	3.46%
Stanley W. Hansen (7)	15,057	*
Carl E. Kraus (8)	22,050	*
Christopher S. O'Connor (9)	20,678	*
David W. Braswell (10)	13,513	*
Rory A. Held (11)	0	*
All named directors and executive officers as a group (8 persons)	2,318,098	16.52%

*Less than 1.0%.

(1)Based on the Schedule 13D/A jointly filed with the SEC on behalf of Cap 1 LLC, Richard S. Sackler, M.D., the Richard and Beth Sackler Foundation, Inc. (the “Foundation”) and David Sackler on August 1, 2017. CAP 1 LLC is a Delaware limited liability company wholly owned by Richard S. Sackler, M.D. and Jonathan D. Sackler, as Trustees of the 1974 Irrevocable Trust A FBO BS and RSS.  The beneficiaries of the 1974 Irrevocable Trust A FBO BS and RSS are Beverly Sackler, Richard S. Sackler, M.D. and the issue of Richard S. Sackler, M.D. David Sackler is the President of Summer Road LLC, which serves as a family office and provides investment management services to Cap 1 LLC. The Schedule 13D/A reports ownership as follows: (i) Cap 1 LLC reports sole voting and dispositive power over 7,696,373 shares (which includes 5,898,668 shares of Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants, as defined herein); (ii) Dr. Sackler reports sole voting and dispositive power over 102,595 shares; (iii) the Foundation reports sole voting and dispositive power over 26,200 shares; and (iv) David Sackler reports sole voting and dispositive power over 100,000 shares.

(2)Based on a Schedule 13G/A filed by the reporting person on January 23, 2017.

(3)Based on a Schedule 13G/A filed by the reporting person on July 26, 2017. Rutabaga Capital Management has the sole voting power with respect to 809,200 shares, shared voting power with respect to 442,776 shares and sole dispositive power with respect to 1,251,976 shares.

(4)Includes 750,000 shares held by Mr. Boyd as Trustee of the Timothy D. Boyd Revocable Trust, dated August 27, 1996. This amount also includes 221,900 shares held by Mr. Boyd's wife, Melissa K. Boyd, as Trustee of the Timothy D. Boyd 2011 Family Trust u/a, dated January 28, 2011, and 302,400 shares held by Ms. Boyd as Trustee of the Melissa K. Boyd Revocable Trust, dated August 27, 1996. Ms. Boyd has sole voting and investment power as Trustee.

(5)Represents 489,100 shares held by Mr. Mueller and Beth R. Mueller, Trustees of the Stephen J. Mueller Revocable Living Trust U/S dated October 5, 2012, as amended.  Mr. Mueller has pledged these shares as security for a loan.

(6)Includes 50,000 shares pledged as security for a loan.

(7)Represents 15,057 shares of vested RSUs.

(8)Includes 15,057 shares of vested RSUs.

(9)Includes 15,057 shares of vested RSUs.

(10)Includes 3,513 shares of vested RSUs.

(11)As described in the section “Director Compensation,” all compensation paid to Mr. Held in connection with his service on the Board, including awards of RSUs, is paid to his employer, Summer Road LLC, pursuant to an arrangement between Mr. Held and Summer Road LLC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than 10% of our outstanding Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the SEC.  Our directors, officers and greater-than-10% stockholders are required by SEC rules to furnish us with copies of all Section 16(a) reports that they file.  We file Section 16(a) reports on behalf of our directors and officers to report their initial and subsequent changes in beneficial ownership of our Common Stock.  To our knowledge, based solely on a review of the reports filed on behalf of our directors and officers, written representations from these persons that no other reports were required and all Section 16(a) reports provided to us, we believe that during fiscal 2016 our directors, officers and holders of more than 10% of our Common Stock filed the required reports on a timely basis under Section 16(a), except as follows: (i) Cap 1 LLC filed a late Form 3; (ii) Mr. Held filed a late Form 3; and (iii) Mr. Bub filed a late Form 3.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

As provided by the audit committee's charter, the audit committee must review and approve all transactions between the Company and any related person that are required to be disclosed pursuant to Item 404 of Regulation S-K. "Related person" and "transaction" shall have the meanings given to such terms in Item 404 of Regulation S-K, as amended from time to time. In determining whether to approve or ratify a particular transaction, the audit committee will take into account any factors it deems relevant.

In October 2014, the Company entered into a capital lease to finance the construction of the Zip Rider at Attitash. The lease is payable in 60 monthly payments of $38,800, commencing November 2014. The Company has a $1.00 purchase option at the end of the lease term. Messrs. Boyd, Mueller and Deutsch personally guaranteed the lease

Mr. Braswell, a director of the Company, is a partner at Armstrong Teasdale LLP, which is a law firm that provided legal services to the Company in fiscal 2017 and is expected to provide legal services to the Company in the future. During fiscal 2017, the Company paid approximately $440,000 to Armstrong Teasdale LLP for legal services, which amount totaled less than 1.0% of Armstrong Teasdale LLP’s consolidated gross revenues for the fiscal year and is considered immaterial by Armstrong Teasdale LLP and the Company. None of Mr. Braswell’s compensation is directly attributable to these fees, he has no other direct or indirect material interest in these fees, and he provides no legal services to the Company on behalf of Armstrong Teasdale LLP.

As previously disclosed by the Company, on August 22, 2016, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with CAP 1 LLC in connection with the sale and issuance (the “Private Placement”) of $20 million in Series A Preferred Stock and three warrants (the “Warrants”) to purchase shares of the Company’s Common Stock, as follows: (i) 1,538,462 shares of Common Stock at $6.50 per share; (ii) 625,000 shares of Common Stock at $8.00 per share; and (iii) 555,556 shares of Common Stock at $9.00 per share. On November 2, 2016, the Company completed the sale and issuance of the 20,000 shares of Series A Preferred Stock and the Warrants to Cap 1 LLC in the Private Placement. The Securities Purchase Agreement grants to the Company the right to require Cap 1 LLC to purchase an additional 20,000 shares of Series A Preferred Stock for $1,000 per share, along with additional warrants, all on the same terms as the Private Placement, subject to certain conditions. The Company’s right to require the additional purchase expires two years from the closing of the Private Placement.

The key terms of the Series A Preferred Stock are as follows:

• $1,000 per share liquidation value;

• Convertible upon a change of control, or after nine months, into a number of shares of Common Stock equal to the number of shares to be converted times the liquidation value, divided by the conversion price of $6.29;

• Cumulative dividend of 8.0% per annum on the liquidation value;

• Redeemable by the Company after three years at 125% of the liquidation value, plus accrued and unpaid dividends if the Common Stock trades at more than 130% of the conversion price for a 30-day period;

• Senior as to dividends, liquidation and redemption, with limitations on the Company’s ability to issue convertible debt and senior securities; and

• Voting rights on an as-converted basis with holders of outstanding shares of Common Stock, voting together as a single class, with respect to any and all matters presented to the stockholders of the Company.

Dividends began accruing on the outstanding Series A Preferred Stock on August 2, 2017 at the rate of 8.0% per annum on the liquidation value.  Dividend payments on the Series A Preferred Stock will total $1.6 million annually, or $400,000 quarterly.

The terms of the Warrants issued in the Private Placement are all identical except for the number of shares for which the Warrants are exercisable and the exercise prices of each of the Warrants. Each of the Warrants may be exercised in whole or in part at any time for a period of 12 years from the date of issuance. The exercise price must be paid in cash. The exercise price of the Warrants and the number of shares of Common Stock issuable upon exercise of the Warrants are subject to adjustment in the event of a stock split, stock dividend, reorganization, reclassification, consolidation, merger, sale and similar transaction.

Concurrently with the closing of the Private Placement, the Company entered into the Registration Rights Agreement with Cap 1 LLC providing it with certain on-demand and piggy-back registration rights with respect to the Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants. In addition, the Company, management stockholders and Cap 1 LLC executed the Stockholders’ Agreement upon the Private Placement closing, generally granting Cap 1 LLC pre-emptive rights, rights of first offer, director nomination rights and approval rights over certain changes in the Company’s business and certain acquisitions and divestitures.

On November 2, 2016, the Board of Directors appointed Mr. Held to serve as a director of the Company upon the nomination of Cap 1 LLP pursuant to the terms of the Stockholders’ Agreement and the recommendation of the nominating and corporate governance committee. Mr. Held serves as Executive Vice President and Portfolio Manager of Summer Road LLC, which serves as a family office and provides investment management services to Cap 1 LLC. Mr. Held has no equity interest in, or other relationship with, Cap 1 LLC or Summer Road LLC and is not compensated by Cap 1 LLC or Summer Road LLC for his services as a director of the Company.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. We make available free of charge on or through our website, www.peakresorts.com, these materials as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. These materials can also be accessed free of charge via the SEC’s website, www.sec.gov.

We will provide, without charge, on the written request of any stockholder, a copy of our Annual Report, including the financial statements filed as part of the Annual Report. Requests should be directed to our Secretary at Peak Resorts, Inc., 17409 Hidden Valley Drive, Wildwood, Missouri 63025.

OTHER MATTERS

At the date of this Proxy Statement, the Board of Directors has no knowledge of any business other than that described herein which will be presented for consideration at the Annual Meeting.  In the event any other business is presented at the Annual Meeting, the persons named in the enclosed proxy will vote such proxy thereon in accordance with their judgment in the best interests of the Company.

By order of the Board of Directors,

/s/ Stephen J Mueller

Stephen J. Mueller

Vice President,

Chief Financial Officer and

Corporate Secretary

August 23,  2017

From St. Louis: (30 miles)

Take Interstate 44 West to US Highway 109 at Eureka, Missouri. Head North on Highway 109 for about 2.5 miles until you reach Alt Road. Turn left onto Alt Road and travel for approximately 1 mile. Turn North at the first right which will be Hidden Valley Drive. Keep to the right until you arrive at Hidden Valley Resort.

From Chicago: (230 miles)
Travel South on Interstate 55 until you reach St. Louis. After you have crossed over the Mississippi River into St. Louis take Interstate 44 West. Then follow the directions for St. Louis.

From Indianapolis: (230 miles)
Take Interstate 70 West until you come to St. Louis. After crossing the bridge over the Mississippi River into St. Louis take Interstate 44 West. Then follow the directions for St. Louis.

From Louisville: (235 miles)
Take Interstate 64 West to St. Louis. Once you cross over the Mississippi River take Interstate 44 West. When you are on Interstate 44 West follow the instructions for St. Louis.

From Nashville: (285 miles)
Travel West on Interstate 24 until it intersects with Interstate 57 in Southern Illinois. Take Interstate 57 North to the Westbound junction of Interstate 64. Go West on Interstate 64 until you cross the bridge over the Mississippi River and you are in St. Louis, Missouri. Get on Interstate 44 headed West and then follow the directions for St. Louis.

From Memphis: (235 miles)
Travel North on Interstate 55 to St. Louis. When you reach St. Louis take Interstate 270 West/North until you come to Interstate 44. Get on Interstate 44 headed West and then follow the directions for St. Louis.

From Little Rock: (350 miles)
Drive East on Interstate 40 to Memphis. Once in Memphis take Interstate 55 North. When you reach St. Louis take Interstate 270 West/North until you come to Interstate 44. Take Interstate 44 West and follow the directions for St. Louis.

From Springfield, MO: (190 miles)
Travel East on Interstate 44 until you almost reach St. Louis. Take the US Highway 109 exit at Eureka, Missouri and head North. Then follow the directions given for St. Louis.

From Kansas City: (230 miles)
Go East on Interstate 70 to St. Louis. When you reach St. Louis take Interstate 270 South/West until you come to Interstate 44. Get on Interstate 44 headed West and then follow the directions for St. Louis.

PEAK RESORTS

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

# Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

| | For | Against | Abstain | | For | Against | Abstain | | For | Against | Abstain |
|---|---|---|---|---|---|---|---|---|---|---|---|
| 01 - Timothy D. Boyd | ☐ | ☐ | ☐ | 02 - Stephen J. Mueller | ☐ | ☐ | ☐ | 03 - Richard K. Deutsch | ☐ | ☐ | ☐ |
| 04 - Stanley W. Hansen | ☐ | ☐ | ☐ | 05 - Carl E. Kraus | ☐ | ☐ | ☐ | 06 - Christopher S. O'Connor | ☐ | ☐ | ☐ |
| 07 - David W. Braswell | ☐ | ☐ | ☐ | 08 - Rory A. Held | ☐ | ☐ | ☐ | | | | |

## B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

| Date (mm/dd/yyyy) — Please print date below. | Signature 1 — Please keep signature within the box. | Signature 2 — Please keep signature within the box. |
|---|---|---|
| / / | | |

1 U P X 3 4 3 5 2 6 2

02NTCA

**The Notice and Proxy Statement and 2017 Annual Report on Form 10-K are available at http://ir.peakresorts.com.**

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

## Proxy — Peak Resorts, Inc.

## Notice of 2017 Annual Meeting of Stockholders

### 17409 Hidden Valley Dr, Wildwood, Missouri 63025
### Proxy Solicited by Board of Directors for Annual Meeting — October 3, 2017

Timothy D. Boyd and Stephen J. Mueller, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Peak Resorts, Inc. to be held on October 3, 2017 or at any postponement or adjournment thereof.

**Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposal 2.**

**In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.**

(Items to be voted appear on reverse side.)